EXHIBIT 99.1

          FROM: EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, NY  10017
          Tel: 212/490-2065

          FOR: HOME HOLDINGS INC.            FOR IMMEDIATE RELEASE
               59 Maiden Lane                Friday, December 12, 1997
               New York, NY  10038

                         HOME HOLDINGS WILL NOT MAKE
                         DECEMBER 15 INTEREST PAYMENT

               NEW YORK Home Holdings Inc. announced today that it will not pay $11,637,500.00 in interest coming due on December 15 on the company's 7-7/8% Senior Notes due December 15, 2003, 7-7/8% Senior Sinking Fund Notes due December 15, 2003 and 7% Senior Notes due December 15, 1998. Under the terms of these Notes, Home Holdings has a 30 day grace period from December 15--the date that the interest payment comes due--before an "Event of Default" (as defined in the indentures related to the Notes) occurs.

               Home Holdings will not make this interest payment because the Board of Directors of The Home Insurance Company, a New Hampshire domiciled property and casualty insurance company and the wholly-owned, principal subsidiary of Home Holdings, has voted to defer a decision on whether to make a dividend payment to Home Holdings.